SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 4, 2002


                              LAS VEGAS SANDS, INC.
             (Exact name of registrant as specified in its charter)


         NEVADA                      333-42147                  04-3010100
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


         3355 LAS VEGAS BOULEVARD SOUTH
                 ROOM  1A
             LAS VEGAS, NEVADA                                  89109
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (702) 414-1000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

                  On June 4, 2002, we issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended, relating to the closing of $850 million in aggregate principal amount of mortgage notes in a Rule 144A offering. The notes will bear interest at 11% and mature on June 15, 2010. In connection with the offering of the mortgage notes, we entered into a new senior secured credit facility in an aggregate amount of approximately $375 million and a new secured mall loan facility in an aggregate amount of $105 million. We have or will use the proceeds from the offering of the mortgage notes and borrowing under these new facilities to repay, redeem or repurchase all of our outstanding indebtedness, to finance the construction and development of a 1000-room addition to the Venetian Casino Resort, additional meeting and conference space and an expansion to the Venetian Casino Resort's parking garage (the "Phase IA Addition"), and to pay all fees and expenses associated with these transactions. The press release announcing these transactions is attached as Exhibit 99.1 to this report on Form 8-K.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NUMBER             TITLE
--------------             -----

         99.1              Press Release of Las Vegas Sands, Inc., dated June 4,
                           2002.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: June 5, 2002


                                   LAS VEGAS SANDS, INC.

                                   By:  /s/ Harry D. Miltenberger
                                        ---------------------------------------
                                        Name:   Harry D. Miltenberger
                                        Title:  Vice President Finance





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                                  EXHIBIT INDEX

EXHIBIT NUMBER             TITLE
--------------             -----

         99.1              Press Release of Las Vegas Sands, Inc., dated June 4,
                           2002.